   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 2001



                                                   REGISTRATION NO. 333-69198


                                                   REGISTRATION NO. 333-69198-01

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                        CONOCO INC.                                             CONOCO FUNDING COMPANY
   (Exact name of registrant as specified in its charter)       (Exact name of registrant as specified in its charter)

                          DELAWARE                                                   NOVA SCOTIA
                  (State of incorporation)                         (State or other jurisdiction of incorporation or
                                                                                    organization)

                         51-0370352                                                 NOT APPLICABLE
            (I.R.S. Employer Identification No.)                         (I.R.S. Employer Identification No.)
                                                                                   C/O CONOCO INC.
                  600 NORTH DAIRY ASHFORD                                      600 NORTH DAIRY ASHFORD
                    HOUSTON, TEXAS 77079                                         HOUSTON, TEXAS 77079
                    TEL: (281) 293-1000                                          TEL: (281) 293-1000
    (Address, including zip code, and telephone number,          (Address, including zip code, and telephone number,
                         including                                                    including
  area code, of registrant's principal executive offices)      area code, of registrant's principal executive offices)

                            RICK A. HARRINGTON, ESQ.
               SENIOR VICE PRESIDENT, LEGAL, AND GENERAL COUNSEL
                                  CONOCO INC.
                            600 NORTH DAIRY ASHFORD
                              HOUSTON, TEXAS 77079
                              TEL: (281) 293-1000
                              FAX: (281) 293-1440
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   Copies to:

                             WALTER J. SMITH, ESQ.
                               BAKER BOTTS L.L.P.
                              3000 ONE SHELL PLAZA
                                 910 LOUISIANA
                           HOUSTON, TEXAS 77002-4995
                              TEL: (713) 229-1234
                              FAX: (713) 229-1522

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 2001


PROSPECTUS

                                 [CONOCO LOGO]

                                 $6,000,000,000

                                  CONOCO INC.
                                DEBT SECURITIES

                             CONOCO FUNDING COMPANY
                                DEBT SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                                  CONOCO INC.

                             ---------------------

     We will provide the specific terms of the debt securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is             , 2001

                               TABLE OF CONTENTS


About This Prospectus.......................................     1
About Conoco................................................     2
About Conoco Funding........................................     2
Where You Can Find More Information.........................     2
Forward-Looking Information.................................     3
Use of Proceeds.............................................     4
Ratio of Earnings to Fixed Charges..........................     4
Description of the Debt Securities..........................     4
Plan of Distribution........................................    14
Legal Matters...............................................    15
Experts.....................................................    16


                             ABOUT THIS PROSPECTUS

     This prospectus is part of a joint registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Using this process, Conoco may offer the debt securities described in this prospectus, and Conoco Funding may offer the debt securities fully and unconditionally guaranteed by Conoco described in this prospectus, in one or more offerings with a total initial offering price of $6,000,000,000.

     Under Rule 3-10 of Regulation S-X promulgated by the SEC, we are not required to include separate financial statements of Conoco Funding in this prospectus because:

     - Conoco Funding has and will continue to have no assets, operations, revenues or cash flows other than those related to the issuance, administration and repayment of the debt securities issued by Conoco Funding and other securities guaranteed by Conoco;

     - all of the voting shares of Conoco Funding are owned by Conoco, either directly or through wholly owned subsidiaries of Conoco, which files regular reports with the SEC; and

     - Conoco's guarantee of the debt securities issued by Conoco Funding will be full and unconditional and no other subsidiary of Conoco will guarantee the debt securities.

     This prospectus provides you with a general description of the debt securities Conoco and Conoco Funding may offer and of Conoco's guarantees. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."

                                  ABOUT CONOCO

     Conoco is a major, integrated, global energy company. Conoco was founded in 1875 and is involved in exploring for and developing, producing and selling crude oil, natural gas and natural gas liquids, refining crude oil and other feedstocks into petroleum products, buying and selling crude oil and refined products and transporting, distributing and marketing petroleum products. Conoco is also engaged in developing and operating power facilities. Conoco's principal executive office is located at 600 North Dairy Ashford, Houston, Texas 77079, telephone (281) 293-1000.

                              ABOUT CONOCO FUNDING

     Conoco Funding Company is a corporation organized in June 2001 under the laws of Nova Scotia, Canada. Conoco Funding is a wholly owned special purpose finance subsidiary of Conoco that engages in financing activities to raise funds for the business operations of Conoco and its subsidiaries. Conoco Funding's principal executive office is c/o Conoco, 600 North Dairy Ashford, Houston, Texas 77079, telephone (281) 293-1000.

                      WHERE YOU CAN FIND MORE INFORMATION

     Conoco files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information Conoco files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about Conoco at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Conoco Funding is not currently subject to the information reporting requirements of the Securities Exchange Act of 1934 and will be exempt from such requirements upon the effectiveness of the registration statement of which this prospectus is a part in reliance upon Rule 12h-5 of the Exchange Act.

     This prospectus is part of a joint registration statement we have filed with the SEC relating to the debt securities of Conoco and Conoco Funding and Conoco's guarantees. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us, the debt securities and the guarantees. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Web site.

     The SEC allows us to "incorporate by reference" the information Conoco files with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that Conoco files with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings Conoco makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all the offered debt securities are sold. The documents we incorporate by reference are:

     - Conoco's annual report on Form 10-K for the year ended December 31, 2000;

     - Conoco's quarterly reports on Form 10-Q for the quarter ended March 31, 2001, as filed with the SEC on May 10, 2001, and for the quarter ended June 30, 2001, as filed with the SEC on August 8, 2001; and


     - Conoco's current reports on Form 8-K as filed with the SEC on February 22, 2001, February 23, 2001, July 17, 2001, July 31, 2001 (as amended by a Form 8-K/A filed with the SEC on September 10, 2001, which includes, among other financial statements, updated historical financial statements of Conoco as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000) and September 17, 2001.

     You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning Conoco at the following address:

        Conoco Inc.
        Shareholder Relations Department
        P. O. Box 2197
        Houston, Texas 77079-2197
        Telephone: (281) 293-6800

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT AND ANY PRICING SUPPLEMENT. WE HAVE NOT AUTHORIZED ANY PERSON, INCLUDING ANY SALESMAN OR BROKER, TO PROVIDE INFORMATION OTHER THAN THAT PROVIDED IN THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT OR ANY PRICING SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT AND ANY PRICING SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE ON ITS COVER PAGE AND THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                          FORWARD-LOOKING INFORMATION

     This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by the words "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions.

     We have based the forward-looking statements relating to Conoco's operations on its current expectations, estimates and projections about Conoco and the petroleum industry in general. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, Conoco's actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:

     - fluctuations in crude oil and natural gas prices and refining and marketing margins;

     - potential failure or delays in achieving expected reserve or production levels from existing and future oil and gas development projects due to operating hazards, drilling risks and the inherent uncertainties in predicting oil and gas reserves and oil and gas reservoir performance;

     - unsuccessful exploratory drilling activities;

     - failure of new products and services to achieve market acceptance;

     - unexpected cost increases or technical difficulties in constructing or modifying company manufacturing and refining facilities;

     - unexpected difficulties in manufacturing, transporting or refining synthetic crude oil;

     - ability to meet government regulations;

     - potential disruption or interruption of Conoco's production facilities due to accidents or political events;

     - international monetary conditions and exchange controls;

     - liability for remedial actions under environmental regulations;

     - liability resulting from litigation;

     - general domestic and international economic and political conditions; and

     - changes in tax and other laws applicable to Conoco's business.

                                USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the debt securities will be used, first, for repayment or refinancing of debt, including a portion of the debt outstanding under the credit agreement used to fund the acquisition by Conoco of Gulf Canada Resources Limited in July 2001 and, second, for general corporate purposes, including acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth Conoco's ratio of earnings to fixed charges for each of the indicated periods.

                                         SIX MONTHS
                                            ENDED           YEAR ENDED DECEMBER 31,
                                          JUNE 30,     ----------------------------------
                                            2001       2000   1999   1998   1997    1996
                                         -----------   ----   ----   ----   -----   -----
Ratio of earnings to fixed charges.....      12.7x      8.5x   3.9x   3.2x   12.9x   11.6x

     Conoco has computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" consist of income before income taxes and extraordinary items and fixed charges. "Fixed charges" consist of interest expense, capitalized interest, amortization of debt expense and that portion of annual rental expense Conoco has deemed to represent the interest factor.

                       DESCRIPTION OF THE DEBT SECURITIES

     The debt securities of Conoco covered by this prospectus will be Conoco's general unsecured obligations and will be issued under the Indenture, dated as of April 15, 1999, between Conoco and Bank One, N.A., as trustee. We refer to this indenture as the Conoco indenture. The debt securities of Conoco Funding covered by this prospectus will be Conoco Funding's general unsecured obligations, and Conoco will fully and unconditionally guarantee the debt securities on a senior unsecured basis. Conoco Funding's debt securities will be issued under an indenture between Conoco, as guarantor, Conoco Funding and a trustee that we will name in the prospectus supplement. We refer to this indenture as the Conoco Funding indenture. We refer to the Conoco indenture and the Conoco Funding indenture collectively as the indentures.

     We have summarized selected provisions of the indentures, the debt securities and the guarantee below. This summary is not complete. We have filed the Conoco indenture and the form of Conoco Funding indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.

     In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to Conoco mean Conoco Inc. only and all references to Conoco Funding mean Conoco Funding Company only.

GENERAL

     The debt securities of Conoco and Conoco Funding will constitute senior debt of the issuer and will rank equally with all of its unsecured and unsubordinated debt. Neither indenture limits the amount of debt that may be issued under the indenture, and neither limits the amount of other unsecured debt or securities that may be issued by Conoco or Conoco Funding. Conoco and Conoco Funding may issue debt securities under the applicable indenture from time to time in one or more series, each in an amount authorized prior to issuance.

     Conoco currently conducts substantially all its operations through subsidiaries, and Conoco's subsidiaries generate substantially all its operating income and cash flow. As a result, distributions or advances from Conoco's subsidiaries are the principal source of funds necessary to meet its debt service obligations. Contractual provisions or laws, as well as the subsidiaries' financial condition and operating requirements, may limit Conoco's ability to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under any debt securities it issues and under its guarantee of Conoco Funding's debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of Conoco's subsidiaries or their assets and earnings.

     Conoco Funding is a special purpose financing subsidiary formed solely as a financing vehicle for Conoco and its subsidiaries. The ability of Conoco Funding to pay its debt service obligations, including any payments required to be made under its debt securities, is dependent upon its receipt of payments from Conoco and its subsidiaries. If Conoco and its subsidiaries were not to make such payments for any reason, the holders of the debt securities would have to rely on the enforcement of Conoco's guarantee described below.

     Other than the restrictions on liens and sale/leaseback transactions described below, the indentures do not contain any covenants or other provisions designed to protect holders of the debt securities in the event Conoco participates in a highly leveraged transaction. The indentures also do not contain provisions that give holders the right to require Conoco or Conoco Funding to repurchase their securities in the event of a decline in Conoco's credit ratings resulting from a takeover, recapitalization or similar restructuring or otherwise.

     The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     - the issuer of the debt securities;

     - the title of the debt securities;

     - the total principal amount of the debt securities;

     - whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depository on behalf of holders;

     - the date or dates on which the principal of and any premium on the debt securities will be payable;

     - any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

     - whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

     - the place or places where payments on the debt securities will be payable;

     - any provisions for optional redemption or early repayment;

     - any provisions that would obligate the redemption, purchase or repayment of debt securities;

     - the denominations in which the debt securities will be issued;

     - whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

     - the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

     - any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

     - any changes or additions to the events of default or covenants described in this prospectus;

     - any restrictions or other provisions relating to the transfer or exchange of debt securities; and

     - any terms for the conversion or exchange of the debt securities for other securities of Conoco, Conoco Funding or any other entity.

     We may sell the debt securities at a discount (which may be substantial) below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

     If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

GUARANTEE

     Conoco will fully and unconditionally guarantee on a senior unsecured basis the due and punctual payment of the principal of and any premium and interest on the debt securities issued by Conoco Funding when and as it becomes due and payable, whether at maturity or otherwise. The guarantees will rank equally with all of Conoco's other unsecured and unsubordinated debt. The guarantees provide that in the event of a default in payment of principal of or any premium or interest on a debt security issued by Conoco Funding, the holder of the debt security may institute legal proceedings directly against Conoco to enforce the guarantees without first proceeding against Conoco Funding. The Conoco Funding indenture provides that Conoco may under certain circumstances assume all rights and obligations of Conoco Funding under the indenture with respect to a series of debt securities.

RESTRICTIVE COVENANTS

     Conoco has agreed to two principal restrictions on its activities for the benefit of holders of the debt securities. The restrictive covenants summarized below will apply to a series of debt securities (unless waived or amended) as long as any of those debt securities are outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under "-- Glossary." In this description of the covenants only, all references to Conoco mean Conoco Inc. and its principal domestic subsidiaries, unless the context clearly indicates otherwise. Conoco's principal domestic subsidiaries are those that have substantially all their assets in the United States and that own a Principal Property.

  Limitation on Liens

     Conoco has agreed that it will issue, assume or guarantee debt for borrowed money secured by a lien upon a Principal Property or shares of stock or debt of any of Conoco's principal domestic subsidiaries only if it secures the outstanding debt securities issued by Conoco and the outstanding guarantees of debt securities issued by Conoco Funding equally and ratably with or prior to the debt secured by that lien. If Conoco so secures the debt securities and the guarantees, it has the option to secure any of its other debt or obligations equally and ratably with or prior to the debt secured by the lien and, accordingly, equally and ratably with its debt securities and the guarantees. This covenant has exceptions that permit:

          (a) liens existing on the date Conoco or Conoco Funding first issues a series of debt securities under the applicable indenture;

          (b) liens on the property, assets, stock, equity or debt of any entity existing at the time Conoco acquires that entity or its property or at the time the entity becomes a principal domestic subsidiary;

          (c) liens on assets either:

           - existing at the time Conoco acquires the assets,

           - securing all or part of the cost of acquiring, constructing, improving, developing or expanding the assets, or

           - securing debt to finance the purchase price of the assets or the cost of constructing, improving, developing or expanding the assets that was incurred before, at or within 12 months after the acquisition or completion of the assets or their commencing commercial operation;

          (d) liens on specific assets to secure debt incurred to provide funds for the cost of exploration, drilling or development of those assets;

          (e) intercompany liens in favor of Conoco;

          (f) liens securing industrial development, pollution control or other revenue bonds of a domestic government entity;

          (g) statutory or other liens arising in the ordinary course of Conoco's business and relating to amounts that are not yet delinquent or that Conoco is contesting in good faith; and

          (h) any extensions, substitutions, replacements or renewals of the above-described liens or any debt secured by these liens if both:

           - the new lien is limited to the property (plus any improvements) secured by the original lien, and

           - the amount of debt secured by the new lien and not otherwise permitted does not materially exceed the amount of debt refinanced plus any costs incurred to refinance the debt.

     In addition, without securing the debt securities or the guarantees as described above, Conoco may issue, assume or guarantee debt that this covenant would otherwise restrict in a total principal amount that, when added to all of Conoco's other outstanding debt that this covenant would otherwise restrict and the total amount of Attributable Debt outstanding for Sale/Leaseback Transactions, does not exceed a "basket" equal to 10% of Consolidated Net Tangible Assets. When calculating this total principal amount, we exclude from the calculation Attributable Debt from Sale/Leaseback Transactions in connection with which Conoco has purchased property or retired or defeased debt as described in clause (b) below under "Limitation on Sale/Leaseback Transactions."

     For these purposes, "debt" includes all notes, bonds, debentures or similar evidences of debt for money borrowed. The following types of transactions do not create "debt" secured by "liens" within the meaning of this covenant:

          (a) the sale or other transfer of either:

           - oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize from those minerals a specified amount of money or a specified amount of those minerals, or

           - any other interest in property commonly referred to as a "production payment"; and

          (b) the mortgage or pledge of Conoco's property in favor of the United States, any state of the United States or any department, agency or instrumentality of either, to secure payments under any contract or statute.

  Limitation on Sale/Leaseback Transactions

     Conoco has agreed that it will enter into a Sale/Leaseback Transaction only if at least one of the following applies:

          (a) Conoco could incur debt in a principal amount equal to the Attributable Debt for that Sale/ Leaseback Transaction and, without violating the "Limitation on Liens" covenant, could secure that debt by a lien on the property to be leased without equally and ratably securing the guarantees.

          (b) Within the period beginning six months before the closing of the Sale/Leaseback Transaction and ending six months after the closing, Conoco applies the net proceeds of the Sale/ Leaseback Transaction either:

           - to the voluntary defeasance or retirement of any debt securities or Funded Debt, or

           - to the acquisition, exploration, drilling, development, construction, improvement or expansion of one or more Principal Properties.

     Any amount of the net proceeds Conoco does not apply for the purposes described in (b) will be subject to the limitation described in (a). For purposes of these calculations, the net proceeds of the Sale/Leaseback Transaction means the net proceeds of the sale or transfer of the property leased in the Sale/Leaseback Transaction (or, if greater, the fair value of that property at the time of the Sale/ Leaseback Transaction as determined by Conoco's board of directors) adjusted to reflect the remaining term of the lease.

  Glossary

     "Attributable Debt" means the present value of the rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction. To determine that present value, Conoco uses a discount rate equal to the lease rate of the Sale/Leaseback Transaction. For these purposes, rental payments do not include any amounts Conoco is required to pay for taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights. In the case of any lease that Conoco may terminate by paying a penalty, if the net amount would be reduced if Conoco terminated the lease on the first date that it could be terminated, then this lower net amount will be used.

     "Consolidated Net Tangible Assets" means the total amount of assets (after deducting applicable accumulated depreciation, depletion and amortization and other reserves and other properly deductible items) less

     - all current liabilities (excluding liabilities that are extendable or renewable at our option to a date more than 12 months after the date of calculation and excluding current maturities of long-term debt), and

     - all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets.

Conoco will calculate its Consolidated Net Tangible Assets based on its most recent quarterly balance sheet.

     The term "debt" means all notes, bonds, debentures or similar evidences of debt for money borrowed.

     "Funded Debt" means all debt that matures on or is renewable to a date more than one year after the date the debt is incurred.

     "Principal domestic subsidiary" means a subsidiary that has substantially all its assets in the United States and that owns a Principal Property.

     "Principal Property" means any oil or gas producing property located onshore or offshore of the United States or any refinery or manufacturing plant located in the United States. This term excludes any property, refinery or plant that in the opinion of Conoco's board of directors is not materially important to the total business conducted by Conoco and its consolidated subsidiaries. This term also excludes any transportation or marketing facilities or assets.

     "Sale/Leaseback Transaction" means any arrangement with anyone under which Conoco leases any Principal Property that Conoco has or will sell or transfer to that person. This term excludes the following:

     - temporary leases for a term of not more than three years;

     - intercompany leases between Conoco and one of its subsidiaries or between two or more of its subsidiaries;

     - leases of a Principal Property executed by the time of or within 12 months after the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property; and

     - arrangements under any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  Conoco

     The indentures generally permit a consolidation or merger involving Conoco. They also permit the sale by Conoco of all or substantially all of its assets. Conoco has agreed, however, that it will consolidate with or merge into any entity or transfer or dispose of all or substantially all of its assets to any entity only if:

     - Conoco is the continuing corporation; or

     - if Conoco is not the continuing corporation, the resulting entity is organized and existing under the laws of any United States jurisdiction and assumes the performance of Conoco's covenants and obligations under the indentures and, with respect to debt securities issued under the Conoco indenture, the due and punctual payments on the debt securities; and

     - in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction.

  Conoco Funding

     Conoco Funding may assign all its rights and obligations under the Conoco Funding indenture and its debt securities to:

     - another entity with which Conoco Funding is consolidated or merged or which acquires by conveyance or transfer any of Conoco Funding's properties or assets;

     - Conoco; or

     - another subsidiary of Conoco.


     In connection with any assignment other than to Conoco, Conoco will continue to guarantee the debt securities as described above. If Conoco Funding assigns all of its rights and obligations under the Conoco Funding indenture and its debt securities to Conoco, Conoco's covenants regarding consolidations, mergers and sales of assets, its covenants described above under "-- Restrictive Covenants" and any other covenants for the benefit of any series of debt securities issued under the Conoco Funding indenture will remain in effect.

EVENTS OF DEFAULT

     Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities issued by Conoco or Conoco Funding under the applicable indenture:

     - failure to pay interest on that series of debt securities for 30 days;

     - failure to pay principal of or any premium on that series of debt securities when due;

     - failure to redeem, purchase or repay debt securities of that series;

     - failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all outstanding debt securities issued under that indenture and affected by that failure;

     - certain events involving bankruptcy, insolvency or reorganization of Conoco or, with respect to the Conoco Funding indenture, Conoco Funding; and

     - any other event of default provided for that series of debt securities.

     A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

     If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

     A holder of a debt security of any series may pursue any remedy under the applicable indenture only if:

     - the holder gives the trustee written notice of a continuing event of default for that series;

     - the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

     - the holder offers to the trustee indemnity reasonably satisfactory to the trustee;

     - the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity; and

     - during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

     - This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

     In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

     - conducting any proceeding for any remedy available to the trustee; and

     - exercising any trust or power conferred on the trustee not relating to or arising under an event of default.

     The Conoco indenture requires Conoco, and the Conoco Funding indenture requires Conoco and Conoco Funding, to file each year with the trustee a written statement as to their compliance with the covenants contained in the applicable indenture.

MODIFICATION AND WAIVER

     Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

     - reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

     - reduce the rate of or change the time for payment of interest on the debt security;

     - reduce the principal of the debt security or change its stated maturity;

     - reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

     - change any obligation to pay additional amounts on the debt security;

     - make payments on the debt security payable in currency other than as originally stated in the debt security;

     - impair the holder's right to institute suit for the enforcement of any payment on or with respect to the debt security;

     - make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in this provision for modification;

     - waive a continuing default or event of default regarding any payment on the debt securities; or

     - with respect to the Conoco Funding indenture, modify or affect Conoco's obligations under the guarantees in any manner adverse to the holders of any debt security issued under that indenture.

     Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

     - to cure any ambiguity, omission, defect or inconsistency;

     - to provide for the assumption of the obligations of Conoco or Conoco Funding under that indenture by a successor upon any merger, consolidation or asset transfer;

     - to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;


     - to provide any security for or any guarantees of any series of debt securities or, with respect to the Conoco Funding indenture, the guarantees;

     - to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;


     - to add covenants that would benefit the holders of any debt securities or to surrender any rights Conoco or Conoco Funding has under that indenture;

     - to add events of default with respect to any debt securities; and

     - to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect.

     The holders of a majority in principal amount of the outstanding debt securities of any series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

DEFEASANCE


     When we use the term defeasance, we mean discharge from some or all of our obligations under the indentures. If funds or government securities are deposited with the trustee sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:


     - Conoco and, if applicable, Conoco Funding will be discharged from its or their obligations with respect to the debt securities of that series and, if applicable, the related guarantees ("legal defeasance"); or

     - Conoco will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to Conoco ("covenant defeasance").

     If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of Conoco or Conoco Funding, as applicable, to pay principal, premium and interest on the debt securities and, if applicable, Conoco's guarantee of the payments will also survive.

     Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

GOVERNING LAW

     New York law will govern the indentures and the debt securities.

TRUSTEE

     Bank One, N.A. is the trustee under the Conoco indenture. Bank One also serves as the trustee relating to approximately $4.0 billion of Conoco's unsecured senior notes as of June 30, 2001. Affiliates of Bank One are the transfer agent for Conoco's common stock and a lender under Conoco's primary bank credit facility. Bank One and its affiliates also perform certain commercial banking services for us for which they receive customary fees. We will name the trustee under the Conoco Funding indenture in the applicable prospectus supplement.

     If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the applicable indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity reasonably satisfactory to it.

     The indentures contain limitations on the right of the trustee, if it becomes a creditor of Conoco or Conoco Funding, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Conoco and Conoco Funding. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any tax or other governmental charge payable for that registration may be required.

     Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

     The trustee has been appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

     In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security either:

     - during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of such notice; or

     - the debt security has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

PAYMENT AND PAYING AGENTS

     Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee. At our option, however, payments may be made by check mailed to the holder's registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

     Unless we inform you otherwise in a prospectus supplement, the trustee will be designated as the paying agent for payments on debt securities issued under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

     Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

BOOK-ENTRY DEBT SECURITIES

     The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

                              PLAN OF DISTRIBUTION

     We may sell the offered debt securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents. The prospectus supplement will include the following information:

     - the terms of the offering;

     - the names of any underwriters or agents;

     - the purchase price of the securities from us;

     - the net proceeds to us from the sale of the securities;

     - any delayed delivery arrangements;

     - any underwriting discounts, commissions and other items constituting underwriters' compensation;

     - the initial public offering price;

     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any commissions paid to agents.

SALE THROUGH UNDERWRITERS OR DEALERS

     If we use underwriters in the sale, the underwriters will acquire the debt securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to conditions, and the underwriters will be obligated to purchase all the debt securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the debt securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the debt securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the debt securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

                                 LEGAL MATTERS

     R. A. Harrington, Conoco's Senior Vice President, Legal, and General Counsel, or another of Conoco's lawyers, or Baker Botts L.L.P., Houston, Texas, our outside counsel, will issue opinions about the validity of the debt securities of Conoco and Conoco Funding and the validity of Conoco's guarantees of debt securities issued by Conoco Funding. Any of those counsel will rely as to matters of Canadian law on McInnes Cooper, Halifax, Nova Scotia. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

     The historical financial statements of Conoco as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 incorporated in this prospectus by reference to the Current Report on Form 8-K/A of Conoco filed with the SEC on September 10, 2001 and the financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-K of Conoco for the year ended December 31, 2000 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Gulf Canada Resources Limited at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated in this prospectus by reference to Conoco's Current Report on Form 8-K/A filed with the SEC on September 10, 2001, have been audited by Ernst & Young LLP, independent chartered accountants, as set forth in their report included therein, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth expenses payable by Conoco Funding Company and Conoco Inc. in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.


SEC registration fee........................................   $1,500,000
Printing expenses...........................................       50,000
Legal fees and expenses.....................................      100,000
Accounting fees and expenses................................       75,000
Fees and expenses of Trustee and counsel....................       10,000
Rating agency fees..........................................      400,000
Miscellaneous...............................................       65,000
                                                               ----------
          Total.............................................   $2,200,000
                                                               ==========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


  Conoco

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

     - any breach of the director's duty of loyalty to the corporation or its stockholders,

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     - payments of unlawful dividends or unlawful stock repurchases or redemptions, or

     - any transaction from which the director derived an improper personal benefit.

     Article 5E(2) of the certificate of incorporation of Conoco provides that no director shall be personally liable to Conoco or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

     - any breach of the director's duty of loyalty to Conoco or its stockholders,

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     - liabilities pursuant to section 174 of the Delaware General Corporation Law, or

     - any transaction from which the director derived an improper personal benefit.

     Any repeal or modification of such Article 5E(2) shall not adversely affect any right or protection of a director of Conoco for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Conoco's by-laws provide for indemnification of directors and officers to the maximum extent permitted by Delaware law.

     Conoco has entered into indemnification agreements with each of its directors. Such agreements provide that, to the fullest extent permitted by applicable law, Conoco shall indemnify and hold each director harmless from and against any and all losses and expenses whatsoever (i) arising out of any event or occurrence related to the fact that such director is or was a director or officer of Conoco, is or was serving in another capacity with Conoco, consented to be named as a person to be elected as a director of Conoco in connection with Conoco's initial public offering of common stock, or by reason of anything done or not done by such director in such capacity and (ii) incurred in connection with any threatened, pending or completed legal proceeding.

  Conoco Funding

     As permitted by section 20(2) of the Companies Act (Nova Scotia), section 133 of the articles of association of Conoco Funding provides that every director, manager, secretary, treasurer and other officer or servant of Conoco Funding shall be indemnified by Conoco Funding against all costs, losses and expenses which any director, manager, secretary, treasurer or other officer may incur by reason of any contract entered into or act or thing done by him as an officer or servant or in the discharge of his duties. The amount for which indemnity is proved shall immediately attach as a lien on the property of Conoco Funding and have priority against the members over all other claims. In addition, section 134 of Conoco Funding's articles of association provides that, unless caused by his own dishonesty, no director or officer of Conoco Funding shall be liable for:

     - acts, receipts, neglects or defaults of any other officer or director;

     - any loss or expense happening to Conoco Funding through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of Conoco Funding;

     - the insufficiency or deficiency of any security in or upon which any of the moneys of Conoco Funding shall be invested;

     - any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any money, securities or effects shall be deposited;

     - any loss occasioned by error of judgment or oversight by any director or officer; or

     - any other loss, damage or misfortune that occurs in the execution of the duties of an officer or director's office.

ITEM 16. EXHIBITS*


      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          +4.1           -- Indenture, dated as of April 15, 1999, between Conoco, as issuer, and Bank One, N.A., as trustee (the "Conoco
                            Trustee"), relating to the debt securities of Conoco.
           4.2           -- Form of Indenture between Conoco, as guarantor, Conoco
                            Funding, as issuer, and the trustee thereunder (the
                            "Conoco Funding Trustee") relating to the debt securities
                            of Conoco Funding.
           5.1           -- Opinion of Baker Botts L.L.P. with respect to legality of the securities offered hereby.
         +12.1           -- Computation of ratio of earnings to fixed charges.
         +23.1           -- Consent of PricewaterhouseCoopers LLP.
         +23.2           -- Consent of Ernst & Young LLP.
          23.3           -- Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
         +24.1           -- Powers of Attorney (included on the signature page of the
                            Registration Statement).
          25.1           -- Statement of Eligibility and Qualification under the
                            Trust Indenture Act of 1939, as amended, of the Conoco
                            Trustee.


---------------

* Conoco will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, (iii) any required opinion of counsel to Conoco and Conoco Funding as to certain tax matters relative to the securities offered hereby and (iv) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Conoco Funding Trustee.


+ Previously filed.


ITEM 17. UNDERTAKINGS

     (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the Conoco Funding Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on September 17, 2001.


                                            CONOCO INC.

                                            By:    /s/ ROBERT W. GOLDMAN
                                              ----------------------------------

                                                Name: Robert W. Goldman
                                                Title: Senior Vice President,
                                                       Finance,
                                                       and Chief Financial
                                                       Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON SEPTEMBER 17, 2001.



                  SIGNATURE                                        TITLE
                  ---------                                        -----
                      *                        Chairman, President and Chief Executive
---------------------------------------------    Officer (Principal Executive Officer)
              Archie W. Dunham

            /s/ ROBERT W. GOLDMAN              Senior Vice President, Finance, and Chief
---------------------------------------------    Financial Officer (Principal Financial
              Robert W. Goldman                  Officer)

                      *                        Controller (Principal Accounting Officer)
---------------------------------------------
               W. David Welch

                      *                        Director
---------------------------------------------
            Kenneth M. Duberstein

                      *                        Director
---------------------------------------------
               Ruth R. Harkin

                      *                        Director
---------------------------------------------
              Charles C. Krulak

                      *                        Director
---------------------------------------------
             Frank A. McPherson

                      *                        Director
---------------------------------------------
              William K. Reilly

                                               Director
---------------------------------------------
              William R. Rhodes

                      *                        Director
---------------------------------------------
              A.R. Sanchez, Jr.

                      *                        Director
---------------------------------------------
             Franklin A. Thomas

         *By: /s/ ROBERT W. GOLDMAN
---------------------------------------------
              Robert W. Goldman
              Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 17, 2001.


                                            CONOCO FUNDING COMPANY

                                            By:    /s/ ROBERT W. GOLDMAN
                                              ----------------------------------
                                                Name: Robert W. Goldman
                                                Title: Vice President and
                                                       Chief Financial Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON SEPTEMBER 17, 2001.



                  SIGNATURE                                        TITLE
                  ---------                                        -----
                      *                        Senior Director and President (Principal
---------------------------------------------    Executive Officer)
            Robert E. McKee, III

            /s/ ROBERT W. GOLDMAN              Director, Vice President and Chief Financial
---------------------------------------------    Officer (Principal Financial Officer)
              Robert W. Goldman

                      *                        Controller (Principal Accounting Officer)
---------------------------------------------
               W. David Welch

                      *                        Director
---------------------------------------------
           Philip L. Frederickson

       * By:    /s/ ROBERT W. GOLDMAN
---------------------------------------------
              Robert W. Goldman
              Attorney-in-fact

                                 EXHIBIT INDEX


      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          +4.1           -- Indenture, dated as of April 15, 1999, between Conoco, as issuer, and Bank One, N.A., as trustee (the "Conoco
                            Trustee"), relating to the debt securities of Conoco.
           4.2           -- Form of Indenture between Conoco, as guarantor, Conoco
                            Funding, as issuer, and the trustee thereunder (the
                            "Conoco Funding Trustee") relating to the debt securities
                            of Conoco Funding.
           5.1           -- Opinion of Baker Botts L.L.P. with respect to legality of the securities offered hereby.
         +12.1           -- Computation of ratio of earnings to fixed charges.
         +23.1           -- Consent of PricewaterhouseCoopers LLP.
         +23.2           -- Consent of Ernst & Young LLP.
          23.3           -- Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
         +24.1           -- Powers of Attorney (included on the signature page of the
                            Registration Statement).
          25.1           -- Statement of Eligibility and Qualification under the
                            Trust Indenture Act of 1939, as amended, of the Conoco
                            Trustee.


---------------

* Conoco will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, (iii) any required opinion of counsel to Conoco and Conoco Funding as to certain tax matters relative to the securities offered hereby and (iv) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Conoco Funding Trustee.


+ Previously filed.